UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                 1-6590                      58-2112288
(State or other         (Commission File Number)        (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)


1400 Lake Hearn Drive, Atlanta, Georgia                     30319
(Address of principal executive offices)                  (Zip Code)


                                 (404) 843-5000
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.


     On June 21, 2005, the Cox Enterprises Unit Appreciation Plan Committee (referred to as the Committee) adopted the Cox Enterprises, Inc. Unit
Appreciation Plan (referred to as the UAP), which provides incentive compensation to key employees of Cox Enterprises and its subsidiaries and affiliates, including Cox Communications, Inc. The UAP is administered by the Committee. Units are awarded under the UAP with a beginning unit price equal to the fair market value of a share of common stock of Cox Enterprises as of the effective date of the award.

The appreciation period for units awarded to a participant under the UAP begins on the effective date of the award, generally January 1 of the year of the award, and ends on the earlier of the fifth December 31 that immediately follows the effective date of the award or the December 31 that precedes the date the participant terminates employment. Awarded units are subject to a five-year vesting schedule, with no vesting rights earned in the first two years, 60% vesting earned after completion of the third year and 20% additional vesting earned in each of the final two years. A participant who retires, becomes disabled or dies becomes fully vested in all outstanding units awarded to the participant upon the occurrence of any such event. Participants who are terminated by Cox Enterprises for cause forfeit all outstanding unit awards issued to the participants under the UAP.

     The value of the benefit payable to any participant is equal to the appreciated value of a unit from the award effective date to the end of the relevant appreciation period multiplied by the participant's vested percentage, which product then is multiplied by the number of units awarded to the participant with respect to that appreciation period. If the participant's appreciation period ends on the fifth December 31 after the effective date for an award, then the benefit payable to the participant would be equal to the greater of the standard benefit, measured in the manner described above, or the amount that would be derived under the manner described above if the value of a unit at the end of the relevant appreciation period was deemed to be equal to the average of the value of a unit determined as of the last day of the last two years in that appreciation period. However, unless otherwise determined by the Committee in its sole discretion, the maximum appreciated value award per unit shall not exceed 150% of the beginning unit price as of the effective date of the award. All UAP units are settled in cash at the end of the appreciation period.

     Awards under the UAP to certain Cox Communications senior executives are based on an additional measure - the level of operating cash flow growth of Cox Communications. Operating cash flow is not a measure calculated in accordance with accounting principles generally accepted in the United States and is calculated as operating income before depreciation and amortization, subject to adjustments deemed appropriate or necessary by the Committee. For such awards, the standard benefit payable at the end of the appreciation period measured in the manner described above would be reduced by 50% if the annual operating cash flow growth of Cox Communications averages less than 5% over the five-year vesting period.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Cox Communications, Inc.




Dated:  June 27, 2005                       By: /s/ Jimmy W. Hayes
                                                --------------------
                                            Name: Jimmy W. Hayes
                                            Title: Executive Vice President,
                                                   Finance and Chief
                                                   Financial Officer